EXHIBIT 99.1

FRANKLIN CAPITAL CORPORATION
450 PARK AVENUE, 20TH FLOOR
NEW YORK, NY 10022
(212) 486-2323    FAX (212) 755-5451

FOR IMMEDIATE RELEASE

        FRANKLIN CAPITAL CORPORATION NOT IN COMPLIANCE WITH AMEX LISTING
                 STANDARDS; PLAN OF COMPLIANCE ACCEPTED BY AMEX

         NEW YORK, September 21, 2004 - Franklin Capital Corporation (AMEX:FKL) (the "Company") reported that, on September 15, 2004, it received notification from the American Stock Exchange (the "Amex") that the Amex had accepted the Company's previously submitted plan of compliance with certain of the continued listing standards of the Amex and had granted the Company an extension of time until December 26, 2005 to regain compliance, pursuant to which the Amex will continue the Company's listing subject to certain conditions.

         The Company originally received a notice from the Amex on June 24, 2004 that the Company's securities were subject to delisting in accordance with Sections 1003(a)(i) and 1003(a)(ii) of the Amex Company Guide, which respectively provide that the Amex will consider delisting the securities of any company with stockholders' equity of less than $2,000,000 and losses from continuing operations and/or net losses in two out of its three most recent fiscal years or stockholders' equity of less than $4,000,000 and losses from continuing operations and/or net losses in three out of its four most recent fiscal years. Pursuant to the original notice, the Company was afforded the opportunity to submit a plan of compliance to the Amex and, on September 13, 2004, the Company presented the final components of its proposed plan to the Amex. This plan was designed with the input and assistance of Ault Glazer & Company Investment Management LLC ("Ault Glazer"), a major stockholder of the Company that has been working with the Company in recent months to implement a restructuring plan intended to maximize the value of the Company to its stockholders.

         The Company will be subject to, among other things, periodic review by the Amex staff during the extension period. The Amex has notified the Company that failure to make progress consistent with the plan or to regain compliance with the continued listing standards by December 26, 2005 could result in the Company's securities being delisted from the Amex, and no assurances can be made that the Company will be able to maintain its listing.


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Additional Information
----------------------

         In connection with the restructuring plan referenced above, the Company filed a preliminary proxy statement with the Securities and Exchange Commission (the "SEC") on July 30, 2004, concerning the transactions contemplated by the restructuring plan, and will be filing amendments to the preliminary proxy statement, as well as other relevant documents, concerning the transactions contemplated by the restructuring plan with the SEC. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT, ANY AMENDMENTS TO THE PRELIMINARY PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY DO, OR WILL, CONTAIN IMPORTANT INFORMATION. Investors and security holders can obtain free copies of the preliminary proxy statement, any amendments to the preliminary proxy statement and other documents when they become available by contacting Franklin Capital Corporation at 450 Park Avenue, New York, New York 10022, or at (212) 486-2323. In addition, documents filed with the SEC by the Company will be available free of charge at the SEC's web site at http://www/sec.gov.

         Ault Glazer, the Company and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in favor of the transactions contemplated by the restructuring plan. Information about the executive officers and directors of the Company and their ownership of the Company's stock is set forth in the preliminary proxy statement that was filed with the SEC. Certain directors and executive officers of the Company may have direct or indirect interests in the transactions contemplated by the restructuring plan due to securities holdings, pre-existing or future indemnification arrangements or vesting of options, or in the case of Mr. Stephen Brown, rights to certain severance payments following these transactions. Information about Ault Glazer and Mr. Milton Todd Ault III can be found in Schedule 13Ds filed with the SEC since May 2004. Additional information regarding the Company, Ault Glazer and the interests of their respective executive officers and directors in the transactions contemplated by the restructuring plan are contained in the preliminary proxy statement regarding these transactions that was filed by the Company with the SEC, and will be contained in any amendments to the preliminary proxy statement regarding these transactions that will be filed by the Company with the SEC.


Press Contact:   Stephen L. Brown
                 Chairman and Chief Executive Officer
                 Franklin Capital Corporation
                 (212) 486-2323